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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated January 31, 1997 (except with respect to the matter discussed in Note 15, as to which the date is March 17, 1997) on the financial statements of Basis Petroleum, Inc. and subsidiaries for the periods indicated in said report (and to all references to our firm) included in or made a part of this Registration Statement.

Houston, Texas
May 12, 1997